Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Manitex International, Inc. (the “Company”), hereby certify that, to the best of our knowledge, the Annual Report of the Company on Form 10-K for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ DAVID J. LANGEVIN
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer of Manitex International, Inc.)

Dated: March 11, 2014

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer of Manitex International, Inc.)

Dated: March 11, 2014